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                                                                     EXHIBIT 2.7

                                                                  EXECUTION COPY

                           GENERAL SECURITY AGREEMENT

              THIS AGREEMENT made as of the 27th day of April, 2005.

BETWEEN:

                              HIGHBRIDGE INTERNATIONAL LLC, a limited liability company formed under the laws of the Cayman Islands, in its capacity as collateral agent for itself as a holder and other holders of the Notes (as defined herein),

                              (hereinafter referred to as the "SECURED PARTY"),

                                                              OF THE FIRST PART,

                              -and-

                              MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada,

                              (hereinafter referred to as the "DEBTOR"),

                                                             OF THE SECOND PART.

            WHEREAS pursuant to the senior secured convertible notes (as amended, restated or supplemented from time to time the "NOTES"), issued by the Debtor pursuant to a Securities Purchase Agreement dated the date hereof by and among the Debtor and the buyers party thereto (the "SECURITIES PURCHASE AGREEMENT"), the Debtor is indebted to the holders (the "HOLDERS") from time to time of the Notes;

            AND WHEREAS as security for all amounts owing at any time and from time to time by the Debtor pursuant to or by virtue of the Notes, the Debtor has agreed to execute this Agreement in favour of the Secured Party.

            THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations and warranties of the parties herein contained, the amount of Cdn. $10.00 now paid by each party to the other and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS

            For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

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                                      -2-

      (a) "ACCOUNTS" means all accounts, debts, dues, monetary demands, claims and choses in action relating thereto howsoever arising in connection with the sale or lease of goods or services by the Debtor to customers or other Persons that are now due, owing or accruing due or that may hereafter become due, owing or accruing due to the Debtor and all claims of whatsoever nature or kind that the Debtor now or may hereafter have in connection with any such accounts, debts, dues, monetary demands, claims and choses in action, including claims against the Crown and claims under any and all insurance policies of the Debtor with respect to insurance on its accounts receivable, including, without limitation, insurance in respect of such accounts receivable provided by Export Development Canada;

      (b) "ACT" means the Personal Property Security Act (Ontario), as amended from time to time, or any legislation that may be substituted therefor (as any such substituted legislation maybe amended from time to time);

      (c) "BUSINESS DAY" means a day other than a Saturday, Sunday or a civic or statutory holiday in the Province of Ontario;

      (d) "COLLATERAL" means, subject to Sections 2.3 and 2.4, any and all real and personal property in which a security interest or floating charge can be taken, reserved, created or granted whether under the Act or otherwise, and which is now or hereafter owned by the Debtor or in which the Debtor now has or hereafter acquires any interest of any nature whatsoever, excluding Consumer Goods but including, without in any way limiting the generality of the foregoing, all Equipment, fixtures, computer hardware and software, Inventory, Goods, Instruments, Negotiable Collateral, securities, Documents of Title, Chattel Paper, Accounts, Money, contract rights, Intangibles, credits, claims, demands, debts, choses in action, trade-marks, patents, and all other intellectual property, including all intellectual property listed in Schedule "A" hereto and all Proceeds, products and accessions from, of and to any thereof, and, where the context permits, any reference to "COLLATERAL" shall be deemed to be a reference to "COLLATERAL OR ANY PART THEREOF";

      (e) "COLLATERAL AGENCY AGREEMENT" means the collateral agency agreement dated the date hereof between, among others, Highbridge International LLC and the Debtor;

      (f)   "CONTRACTUAL RIGHTS" has the meaning given to it in Section 2.4;

      (g)   "DEFICIENCY" means, at any time, the difference, if any, between:

            (i)   the aggregate of:

                  (A)   the amount of the Obligations at that time, and

                  (B)   the Reasonable Expenses incurred prior to that time; and

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            (ii)  the proceeds of disposition received by the Secured Party from a disposition of the Collateral in accordance with Section 7. 1(g);

      (h)   "EVENT OF DEFAULT" has the meaning given to it in the Notes;

      (i)   "INTEREST RATE" has the meaning given to it in the Notes;

      (j)   "LIEN" has the meaning given to it in the Notes;

      (k) "NEGOTIABLE COLLATERAL" all shares, shares, warrants, deeds, debentures, debenture stock, notes, bonds, bills of exchange and all other documents, whether now owned or hereafter acquired by the Debtor, certificated or uncertificated in form, which constitute evidence of a share, participation or other equity interest of the Debtor in property or in an enterprise, or which constitute evidence of an obligation of the issuer thereof;

      (l) "OBLIGATIONS" means all indebtedness, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise and whether in respect of principal or interest thereon) of the Debtor to the Secured Party or the Holders existing, from time to time, and arising pursuant to the Notes, the Securities Purchase Agreement, the Collateral Agency Agreement, the Registration Rights Agreement and the Security Documents (each as defined in the Securities Purchase Agreement);

      (m)   "PERMITTED LIENS" has the meaning given to it in the Notes;

      (n)   "PERSON" has the meaning given to it in the Notes;

      (o) "PROCEEDS" means property in any form derived, directly or indirectly, from any dealing with the Collateral or other Proceeds and includes any Accounts arising from any sale, transfer or other dealing in any of the Collateral and any payment representing indemnity or compensation for loss or damage to the Collateral or other Proceeds, including, without limitation, insurance proceeds;

      (p) "REASONABLE EXPENSES" means any and all reasonable expenses incurred from time to time by the Secured Party, the Holders, or any Receiver in the perfection or preservation of the Security Interest, in enforcing payment or performance of the Obligations or any part thereof or in locating, taking possession of, transporting, holding, repairing, processing, preparing for and arranging for the disposition of and/or disposing of the Collateral and any and all other reasonable expenses incurred by the Secured Party, or any Receiver, as a result of the Secured Party or such Receiver exercising any of its rights or remedies hereunder or under the Act including, without in any way limiting the generality of the foregoing, any and all reasonable legal expenses including those incurred in any legal action or proceeding or appeal therefrom commenced or taken in good faith by the Secured Party and any and all reasonable fees and disbursements of any solicitor, accountant or evaluator or a similar Person employed by the Secured Party in connection with any of the foregoing and the costs of insurance and

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                                      -4-

            payment of taxes and other charges incurred in retaking, holding, repairing, processing and preparing for disposition and disposing of the Collateral;

      (q)   "RECEIVER" has the meaning attributed thereto in Section 7.1 (m);

      (r)   "SECURITY INTEREST" has the meaning given to it in Section 2.1; and

      (s) "TECHNOLOGY PARTNERSHIP CANADA AGREEMENT" means the Technology Partnerships Canada Agreement, executed by the parties on the ninth and tenth of October, 2002 between the Debtor, March Networks Corporation, Mitel Knowledge Corporation and Her Majesty the Queen in Right of Canada, as amended, restated, supplemented and modified from time to time.

      (t) "TPCA INTELLECTUAL PROPERTY" means Intellectual Property (as defined in the Technology Partnership Canada Agreement).

1.2 NUMBER AND GENDER

            In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words.

1.3 CURRENCY

            All monetary amounts in this Agreement refer to the lawful currency of Canada.

1.4 SECTIONS AND HEADINGS

            The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.5 APPLICABLE LAW

            This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.6 SUCCESSORS AND ASSIGNS

            This Agreement shall enure to the benefit of and be enforceable by the Secured Party and its successors and assigns and shall be binding upon the Debtor and its successors and permitted assigns. The Debtor may not assign any of its obligations hereunder without the prior written consent of the Secured Party.

1.7 SEVERABILITY

            To the extent permitted by law, if any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be

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                                      -5-

deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

1.8 MEANINGS UNDER THE ACT

            All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Act.

                                   ARTICLE 2
                               SECURITY INTEREST

2.1 CREATION OF SECURITY INTEREST

            Subject to Sections 2.3 and 2.4, as continuing security for the due and timely payment and performance by the Debtor of the Obligations, the Debtor hereby grants to the Secured Party, as collateral agent for and on behalf of the Holders, a security interest and floating charge (the "SECURITY INTEREST") in the Collateral.

2.2 ATTACHMENT

            The Debtor and the Secured Party acknowledge and agree that value has been given for the granting of the Security Interest and that they have not agreed to postpone the time for attachment, except for after-acquired property forming part of the Collateral the attachment to which will occur forthwith upon the Debtor acquiring rights thereto.

2.3 EXCEPTION FOR LAST DAY OF LEASES

            The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, but upon the sale of the leasehold interest or any part thereof the Debtor shall stand possessed of such last day in trust to assign the same as the Secured Party shall direct.

2.4 EXCEPTION FOR CONTRACTUAL RIGHTS AND TPCA INTELLECTUAL PROPERTY

      (a) The Security Interest hereby granted does not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, licence or permit (the "CONTRACTUAL RIGHTS") to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest herein would constitute a breach of the terms of or permit any Person to terminate the Contractual Rights, but the Debtor shall hold its interest therein in trust for the Secured Party and shall assign such Contractual Rights to the Secured Party forthwith upon obtaining the consent of the other party thereto. The Debtor agrees that it shall, upon the request of the Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subjected to the Security Interest.

      (b) The Security Interest hereby granted does not and shall not extend to, and Collateral shall not include TPCA Intellectual Property to the extent that the

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                                      -6-

            creation of the Security Interest herein would constitute a breach of the terms of or permit any Person to terminate the Technology Partnership Canada Agreement, but the Debtor shall hold its interest in such intellectual property in trust for the Secured Party.

      (c) The Secured Party undertakes, that if required by Her Majesty the Queen in Right of Canada pursuant to the Technology Partnership Canada Agreement, the Secured Party shall promptly discharge any TPCA Intellectual Property registered with the Canadian Intellectual Property Office assigned to the Secured Party.

2.5 DELIVERY OF INSTRUMENTS, NEGOTIABLE COLLATERAL, ETC.

            Subject to section 4.3 in respect of Negotiable Collateral and chattel paper, the Debtor shall, upon reasonable request from the Secured Party following the occurrence of an Event of Default, forthwith deliver to the Secured Party, to be held by the Secured Party hereunder, Negotiable Collateral, chattel paper, letters of credit and advances of credit in its possession or control which pertain to or form part of the Collateral, and shall, where appropriate, duly endorse the same for transfer in blank or as the Secured Party may direct and shall make all reasonable efforts to deliver to the Secured Party any and all consents or other instruments or documents necessary to comply with any restrictions on the transfer thereof in order to transfer the same to the Secured Party. The Debtor agrees to denote the Secured Party's security interest on any Negotiable Collateral, chattel paper or other collateral in the possession of the Debtor.

2.6 TRANSFER OF TITLE

            As further continuing security for the due and timely payment and performance by the Debtor of the Obligations, the Debtor, subject to Sections
2.3 and 2.4 hereby grants, bargains, sells, assigns and transfers to the Secured Party all Collateral (specifically excluding trade-marks which shall nonetheless be subject to the Security Interest) such that title thereto and ownership therein shall belong to and be vested in the Secured Party, provided that the Secured Party shall not thereby assume or be liable for any obligations or payments in respect of any of the Collateral and provided further that, upon the sale of any Collateral by the Debtor in accordance with the Notes and the Securities Purchase Agreement, or, unless an Event of Default has occurred and is continuing, upon the receipt of dividends or interest in accordance with
Section 5.2(a)(ii), title thereto and ownership therein shall be divested automatically from the Secured Party and provided further that, upon the termination of this Agreement in accordance with Section 12.3(b), title to and ownership in the Collateral shall be revested automatically in the Debtor without any further act of the Secured Party or the Debtor.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

            The Debtor represents and warrants to the Secured Party that as at the date hereof:

3.1 FRENCH NAME

            The Debtor's French name is Corporation Mitel Networks.

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3.2 ADDRESS OF DEBTOR

            The Debtor's chief executive office and domicile (within the meaning of the Civil Code of Quebec) is located at 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7.

3.3 LOCATION OF COLLATERAL

            With the exception of inventory in transit, at least 95% (on a net book value basis) of all tangible assets comprising the Collateral are situate in the Province of Ontario.

3.4 INTELLECTUAL PROPERTY

            Schedule "A" to this Agreement lists all intellectual property owned by or licensed (pursuant to a written license) by or to the Debtor that is either registered or material to the business of the Debtor.

3.5 TECHNOLOGY PARTNERSHIP CANADA AGREEMENT

            No default or event of default has occurred and is continuing under the terms of the Technology Partnership Canada Agreement. Debtor's obligations thereunder are substantially complete, other than those obligations that survive the expiration or termination of such agreement.

3.6 SURVIVAL

            The representations and warranties of the Debtor contained in this Agreement shall survive until the termination of this Agreement in accordance with Section 12.3 hereof and, notwithstanding any investigation made by or on behalf of the Secured Party or the Holders, shall continue in full force and effect for the benefit of the Secured Party until such date.

                                    ARTICLE 4
                            COVENANTS OF THE DEBTOR

            Until the termination of this Agreement in accordance with Section
12.3 hereof, the Debtor covenants and agrees as follows:

4.1 MAINTAIN COLLATERAL

            The Debtor shall keep all Equipment comprising part of the Collateral (other than obsolete Equipment) in good order and repair, subject to normal wear and tear, and shall not use such Equipment in violation of the provisions of this Agreement or any other agreement between the Debtor and the Secured Party relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance.

4.2 NO ACCESSIONS

            The Debtor shall prevent any Collateral, except Inventory of the Debtor sold or leased as permitted hereby, from being or becoming an accession to property not covered by this Agreement.

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                                      -8-

4.3 DELIVERY OF DOCUMENTS

            The Debtor shall deliver to the Secured Party from time to time promptly upon request:

      (a) any Negotiable Collateral and chattel paper constituting, representing or relating to Collateral;

      (b) all statements of account, bills, invoices and books of account relating to Accounts and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

      (c)   all policies and certificates of insurance relating to Collateral;
            and

      (d) such information concerning the Collateral, the Debtor and its business and affairs as the Secured Party may reasonably request.

4.4 SECURITY IN THE PREMISES

            The Debtor agrees to do all such acts and things as are reasonably necessary to mortgage and sublet the Debtor's interest in any location at which any Collateral is situate and/or its lease of any location at which the Collateral is situate, as applicable, to the Secured Party.

4.5 CHANGE OF NAME

            The Debtor shall not change its name or add any new fictitious name without providing at least ten business days' prior written notice to the Secured Party of such change or addition and taking all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby. The Debtor shall not change its business structure or identity except in accordance with the Notes.

4.6 CREATING AND PRESERVING THE SECURITY INTEREST

            The Debtor shall, from time to time at the request of the Secured Party, make and do all such acts and things and execute and deliver all such instruments, agreements, financing statements and documents as the Secured Party reasonably requests by notice in writing given to the Debtor in order to create, preserve, perfect, validate or otherwise protect the Security Interest, to enable the Secured Party to exercise and enforce its rights and remedies hereunder and generally to carry out the provisions and purposes of this Agreement and, for greater certainty, the Debtor shall, from time to time at the request of the Secured Party, execute a power of attorney in such form as may be reasonably satisfactory to the Secured Party and as contemplated in Section 12.4.

4.7 RESTRICTIONS

      (a) The Debtor agrees that it shall not, without the prior written consent of the Secured Party, change the location of its chief executive office or domicile.

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4.8 VERIFICATION OF COLLATERAL

      The Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any reasonable manner the Secured Party may consider appropriate, and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to the Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor.

                                    ARTICLE 5
                              NEGOTIABLE COLLATERAL

5.1 REGISTRATION IN SECURED PARTY'S NAME

      If the Collateral at any time includes Negotiable Collateral, upon the occurrence and during the continuance of an Event of Default, the Debtor authorizes the Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that the Secured Party or its nominee may appear as the sole owner of record thereof.

5.2 VOTING AND OTHER RIGHTS

      (a)   So long as no Event of Default has occurred and is continuing:

            (i) the Debtor may exercise all rights to vote and to exercise all rights of conversion or retraction or other similar rights with respect to any Negotiable Collateral; provided that no such exercise, in the reasonable opinion of the Secured Party, will have an adverse effect on the value of such Negotiable Collateral and all expenses of the Secured Party in connection therewith have been paid in full and provided further that, upon the exercise of the conversion right or retraction right, the additional Negotiable Collateral resulting therefrom shall be paid or delivered to the Secured Party; and

            (ii) the Debtor shall be entitled to receive all dividends (whether paid or distributed in cash, Negotiable Collateral or other property) and interest declared and paid or distributed in respect of the Negotiable Collateral, and such dividends and interest as may be received by the Secured Party shall be paid to the Debtor. Such dividends and interest shall cease to be subject to the Security Interest if paid or distributed to the Debtor prior to the occurrence of an Event of Default but not otherwise.

      (b) Upon the occurrence of an Event of Default and during the continuance thereof:

            (i) no proxy granted by the Secured Party or its nominee to the Debtor or its nominee pursuant to Section 5.2 shall thereafter be effective;

            (ii) the Debtor shall have no rights to vote or take any other action with respect to any Negotiable Collateral;

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            (iii) the Secured Party may, but shall not be obligated to, vote and take all other action with respect to any Negotiable Collateral; and

            (iv) the Debtor shall cease to be entitled to receive any dividends or interest, whether declared or payable before or after the occurrence of an Event of Default, in respect of the Negotiable Collateral.

                                    ARTICLE 6
                      COLLECTION OF PROCEEDS AND ACCOUNTS

6.1 CONTROL OF PROCEEDS AND ACCOUNTS

            After the occurrence of an Event of Default and during the continuance thereof, the Secured Party may, acting reasonably, at any time take control of any Proceeds and Accounts, and the Secured Party may notify, acting reasonably, any account debtor of the Debtor or any obligor under any instrument held by the Debtor or the Secured Party in satisfaction pro tanto of the Obligations hereunder to make payment directly to the Secured Party whether or not the Debtor has theretofore been making collections on the Collateral. From time to time after the occurrence of an Event of Default and during the continuance thereof and upon the reasonable request in writing of the Secured Party, the Debtor shall also so notify such Persons to make payment directly to the Secured Party and the Secured Party may, in its discretion, apply such in satisfaction pro tanto of the Obligations or hold such payments as further Collateral hereunder.

6.2 PROCEEDS AND ACCOUNTS RECEIVED IN TRUST

            After the occurrence of an Event of Default and during the continuance thereof, if the Debtor shall collect or receive any Accounts or shall be paid for any of the other Collateral or shall receive any Proceeds, all money so collected or received by the Debtor shall be received by the Debtor as trustee for the Secured Party and shall be paid to the Secured Party forthwith upon reasonable demand and the Secured Party may, in its discretion, apply such in satisfaction pro tanto of the Obligations or hold such payments as farther Collateral hereunder.

                                    ARTICLE 7
                    DEFAULT AND THE SECURED PARTY'S REMEDIES

7.1 REMEDIES UPON DEFAULT

            Upon and after the occurrence of an Event of Default that has not been either cured or waived in accordance with the provisions of the Notes prior to the exercise by the Secured Party of any of its rights and remedies hereinafter set forth in this Section 7.1, (i) any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and (ii) in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

      (a) declare any or all of the Obligations not then due and payable to be immediately due and payable by giving notice in writing thereof to the Debtor and, in such event, such Obligations shall be due and payable forthwith by the Debtor to the Secured Party or Holders, as applicable;

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                                      -11-

      (b) commence legal action to enforce payment or performance of the Obligations;

      (c) require the Debtor, at the Debtor's expense, to assemble the Collateral at a place or places designated by notice in writing given by the Secured Party to the Debtor, and the Debtor agrees to so assemble the Collateral;

      (d) require the Debtor, by notice in writing given by the Secured Party to the Debtor, to disclose to the Secured Party the location or locations of the Collateral and the Debtor agrees to make such disclosure when so required by the Secured Party;

      (e) without legal process, enter any premises where the Collateral may be situated and take possession of the Collateral by any method permitted by law;

      (f) repair, process, complete, modify or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Debtor or otherwise and in connection with any such action utilize any of the Debtor's property without charge;

      (g) dispose of the Collateral by private or public sale, lease or otherwise upon such terms and conditions as the Secured Party may determine and whether or not the Secured Party has taken possession of the Collateral;

      (h) carry on all or any part of the business or businesses of the Debtor and, to the exclusion of all others including the Debtor, enter upon, occupy and, subject to any requirements of law and subject to any leases or agreements then in place, use all or any of the premises, buildings, plant, undertaking and other property of, or used by, the Debtor for such time and in such manner as the Secured Party sees fit, free of charge, and except to the extent required by law, the Secured Party shall not be liable to the Debtor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages or other amount incurred in connection therewith or resulting therefrom;

      (i) file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, insolvency, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to the Debtor;

      (j) borrow money for the purpose of carrying on the business of the Debtor or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to the Security Interest hereby created and granted, to secure repayment of any money so borrowed;

      (k) where the Collateral has been disposed of by the Secured Party as provided in Section 7.1(g), commence legal action against the Debtor for the Deficiency, if any;

      (1) where the Secured Party has taken possession of the Collateral as herein provided, retain the Collateral irrevocably, to the extent not prohibited by law, by giving notice thereof to the Debtor and to any other Persons required by law in the

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                                      -12-

            manner provided by law provided that such retention reduces the amount of the Obligations by an amount equal to the fair market value, as reasonably determined by the Secured Party of the Collateral so retained;

      (m) appoint, by an instrument in writing delivered to the Debtor, a receiver, interim receiver, manager or a receiver and manager (a "RECEIVER") to collect the Proceeds, and remove any Receiver so appointed and appoint another or others in its stead, or institute proceedings in any court of competent jurisdiction for the appointment of a Receiver, it being understood and agreed that:

            (i) the Secured Party may appoint any Person as Receiver, including an officer or employee of the Secured Party;

            (ii) such appointment may be made at any time after an Event of Default either before or after the Secured Party shall have taken possession of the Collateral;

            (iii) the Secured Party may from time to time fix the reasonable remuneration of the Receiver and direct the payment thereof out of the Collateral or Proceeds; and

            (iv) the Receiver shall be deemed to be the agent of the Debtor for all purposes and, for greater certainty, the Secured Party shall not be, in any way, responsible for any actions, whether wilful, negligent or otherwise, of any Receiver, and the Debtor hereby agrees to indemnify and save harmless the Secured Party from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Secured Party may hereafter suffer, incur or be required to pay as a result of, in whole or in part, any action taken by the Receiver or any failure of the Receiver to do any act or thing;

      (n) pay or discharge any Lien claimed by any Person and reasonably established to the satisfaction of the Secured Party in the Collateral and the amount so paid shall be added to the Obligations and shall bear interest calculated from the date of payment at the Interest Rate until payment thereof; and

      (o) take any other action, suit, remedy or proceeding authorized or permitted by this Agreement, the Notes, the Act or by law or equity.

7.2 ACTING IN A COMMERCIALLY REASONABLE MANNER

            In enforcing its rights hereunder, the Secured Party shall act in a commercially reasonable manner.

7.3 SALE OF COLLATERAL

            The Debtor and the Secured Party acknowledge and agree that any sale referred to in Section 7.1(g) may be either a sale of all or any portion of the Collateral and may be by way of public auction, public tender, private contract or otherwise without notice, advertisement or any other formality, except as required by law, all of which are hereby waived by the Debtor to the extent permitted bylaw. To the extent not prohibited by law, any such sale may be made with or without any special condition as to the upset price, reserve bid, title or evidence of title or other matter and from time to time as the Secured Party in its sole discretion thinks fit with power to vary or rescind any such sale or buy in at any public sale and resell. The Secured Party may sell the Collateral for a consideration payable by instalments either with or without taking security for the payment of such instalments and may make and deliver to any purchaser thereof good and sufficient deeds, assurances and conveyances of the Collateral and give receipts for the purchase money, and arty such sale shall be a perpetual bar, both at law and in equity, against the Debtor and all those claiming an interest in the Collateral by, from, through or under the Debtor.

7.4 REFERENCE TO SECURED PARTY INCLUDES RECEIVER

            For the purposes of Sections 7.1 and 7.2, a reference to "THE SECURED PARTY" shall, where the context permits, include any Receiver.

7.5 PAYMENT OF EXPENSES

            The amount of the Reasonable Expenses shall be paid by the Debtor to the Secured Party from time to time forthwith after demand therefor is given by the Secured Party to the Debtor, together with interest thereon calculated from the date of such demand at the Interest Rate, and payment of such Reasonable Expenses together with such interest shall be secured by the Security Interest.

7.6 PAYMENT OF DEFICIENCY

            Where the Collateral has been disposed of by the Secured Party as provided herein, the Deficiency, if any, shall be paid by the Debtor to the Secured Party in accordance with, and upon the terms and conditions contained in, the Notes, together with interest thereon calculated from the date of such demand at the Interest Rate, and the payment of the Deficiency together with such interest shall be secured by the Security Interest.

7.7 RIGHTS AND REMEDIES ARE NOT MUTUALLY EXCLUSIVE

            To the fullest extent permitted by law, the Secured Party's rights and remedies, whether provided for in this Agreement or otherwise, are not mutually exclusive and are cumulative and not alternative and may be exercised independently or in any combination.

7.8 NO OBLIGATION TO ENFORCE

            The Secured Party shall not be under any obligation to, or liable or accountable for any failure to, enforce payment or performance of the Obligations or to seize, realize, take possession of or dispose of the Collateral and shall not be under any obligation to institute proceedings for any such purpose.

                                    ARTICLE 8
                 POSSESSION OF COLLATERAL BY THE SECURED PARTY

8.1 POSSESSION OF COLLATERAL

            Where any Collateral is in the possession of the Secured Party:

      (a) the Secured Party may, at any time following the occurrence of an Event of Default which is continuing, grant or otherwise create a security interest in such Collateral upon any terms, whether or not such terms impair the Debtor's right to redeem such Collateral; and

      (b) the Secured Party may, at any time following the occurrence of an Event of Default which is continuing, use such Collateral in any manner and to such extent as it deems necessary or desirable.

                                    ARTICLE 9
                                    FIXTURES

9.1 FIXTURES

            The Debtor acknowledges and agrees that no Collateral acquired by the Debtor after the date hereof shall become affixed to any real property except with the prior written consent of the Secured Party.

                                   ARTICLE 10
                              CONTINUING OBLIGATION

10.1 CONTINUING OBLIGATIONS

            Notwithstanding any other term or condition of this Agreement, this Agreement shall not relieve the Debtor or any other party to any of the Collateral from the observance or performance of any term, covenant, condition or agreement on its part to be observed or performed thereunder or from any liability to any other party or parties thereto or impose any obligation on the Secured Party or the Holders to observe or perform, any such term, covenant, condition or agreement to be so observed or performed, and the Debtor hereby agrees to indemnify and hold harmless the Secured Party and the Holders from and against any and all losses, liabilities (including liabilities for penalties), costs and expenses which may be incurred by the Secured Party or the Holders under the Collateral and from all claims, demands, actions, suits and judgments which may be asserted against the Secured Party or the Holders by reason of any alleged obligation or undertaking on their part to observe, perform or discharge any of the terms, covenants and agreements contained in the Collateral. The Secured Party may, at its option, perform any term, covenant, condition or agreement on the part of the Debtor to be performed under or in respect of the Collateral (and/or enforce any of the rights of the Debtor thereunder) without thereby waiving any rights to enforce this Agreement Nothing contained in this
Section 10.1 shall be deemed to constitute the Secured Party or the Holders the mortgagee in possession of the Collateral or the lessee under any lease or agreement to lease unless the Secured Party has agreed to become such mortgagee in possession or to be a lessee.

                                   ARTICLE 11
                          ACKNOWLEDGEMENT BY THE DEBTOR

11.1 ACKNOWLEDGEMENTS

            The Debtor:

      (a)   acknowledges receipt of a true copy of this Agreement;

      (b) acknowledges receipt of a copy of the financing statement registered under the Act evidencing the Security Interest; and

      (c) subject to the provisions of the Notes, acknowledges and agrees that this Agreement may be assigned by the Secured Party to any Person, as the Secured Party may determine and, in such event such Person shall be entitled to all of the rights and remedies of the Secured Party as set forth in this Agreement or otherwise and the Secured Party shall be released and discharged from its further obligations hereunder upon the assumption of same by the assignee.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 NOTICE

      (a) Any notice, demand, direction or other instrument required or permitted to be given hereunder or under the Act shall be in writing and shall be given by overnight delivery service, by hand delivery or by facsimile to the addressee as follows:

            (i)   if to the Secured Party:

                  Highbridge International LLC
                  c/o Highbridge Capital Management, LLC
                  9 West 57th  Street, 27th Floor
                  New York, New York 10019
                  USA

                  Attention:      Ari J. Storch / Adam J. Chill
                  Facsimile:      (212)751-0755

            (ii)  if to the Debtor:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Ottawa, Ontario K2K 2W7
                  Canada

                  Attention:       Treasurer
                  Facsimile:      (613) 591-2320

      (b) If any such notice, demand, direction or other instrument is delivered or transmitted on a day other than a Business Day or after 3:00 p.m., Ottawa time, on any Business Day, the same shall be deemed to have been effectively given and received on the next following Business Day.

      (c) Either party may change its address for service from time to time by notice given in accordance with the foregoing.

12.2 WAIVER

      (a) Subject to the terms of the Notes, the Secured Party may waive, in whole or in part, any breach by the Debtor of any of the provisions of this Agreement, any default by the Debtor in the payment or performance of any of the Obligations or any of its rights and remedies, whether provided for herein or otherwise, provided that no such waiver shall be effective unless given by the Secured Party to the Debtor in writing.

      (b) No waiver given in accordance with Section 12.2(a) shall be a waiver of any other or subsequent breach by the Debtor of any of the provisions of this Agreement, of any other or subsequent default by the Debtor in the payment or performance of any of the Obligations or any of the rights and remedies of the Secured Party, whether provided for herein or otherwise.

      (c) The Secured Party may, at any time, grant extensions of time or other indulgences to, accept compositions from or grant releases and discharges to the Debtor in respect of the Collateral or otherwise deal with the Debtor or with the Collateral and other security held by the Secured Party, all as the Secured Party may see fit, and the Debtor agrees that any such act or any failure by the Secured Party to exercise any of its rights or remedies, whether provided for herein or otherwise, shall in no way affect or impair the Security Interest or the rights and remedies of the Secured Party, whether provided for in this Agreement or otherwise.

12.3 EFFECTIVE DATE AND TERMINATION

      (a) This Agreement shall become effective according to its terms immediately upon the execution hereof by the Secured Party and the Debtor. This Agreement and the Security Interest are in addition to and not in substitution for any other agreement made between the Secured Party and the Debtor or any other security granted by the Debtor to the Secured Party, whether before or after the execution of this Agreement.

      (b) This Agreement is a continuing agreement, and shall not terminate or be discharged until the earlier of (a) performance and indefeasible payment in full of all of the Obligations and (b) the date on which a Qualified IPO (as defined in the Notes) is consummated. Upon termination of this Agreement in accordance with the provisions of this Section 12.3(b), the Secured Party shall, at the request and expense of the Debtor, make and do all such acts and things and execute and deliver all such financing statements, instruments, agreements and documents as the Debtor consider necessary or desirable to discharge the Security Interest, to release and discharge the Collateral therefrom and to record such release and discharge in appropriate offices of public record.

12.4 POWER OF ATTORNEY.

            The Debtor hereby irrevocably appoints the Secured Party the true and lawful attorney for the Debtor, with full power of substitution, in the name of the Debtor, the Secured Party or otherwise, for the purposes of carrying out the terms of this Agreement, but at such Debtor's expense, to the extent permitted by law to exercise, at any time after any Event of Default has occurred and is continuing, any or all of the following powers with respect to any or all of the Collateral (which powers shall be in addition and supplemental to any powers, rights and remedies of the Secured Party described herein);

      (a) to demand, sue for and collect any and all moneys due or to become due upon or by virtue thereof;

      (b) to receive, take, endorse, assign and deliver any and all cheques, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith;

      (c) to settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto;

      (d) to sell, transfer, assign or otherwise deal in or with same, or the proceeds thereof, or the related goods securing the Collateral, as fully and effectually as if the Secured Party were the absolute owner thereof;

      (e) to extend me time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

      (f) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon; provided, that the Secured Party shall give the Debtor not less than fifteen (15) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

12.5 REGISTRATIONS

            The Debtor will, from time to time at the request of the Secured Party, promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the Security Interest in such offices of public record and at such times as may be necessary or of advantage in perfecting, maintaining and protecting the validity, effectiveness and priority hereof and/or of the Security Interest.

12.6 SPECIFIC POWER OF ATTORNEY

            The Debtor hereby irrevocably constitutes and appoints the Secured Party and each of its officers holding office from time to time as the true and lawful attorney of the Debtor with power of substitution in the name of the Debtor to do any and all such acts and things or execute and deliver all documents described in Section 12.5 in the event the Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 12.5, and the Debtor hereby ratifies and agrees to ratify all acts of any such attorney taken or done in accordance with this Section 12.6. This power of attorney shall not be revoked or terminated by any act or thing other than the termination of this Agreement in accordance with Section 12.3(b).

12.7 APPLICATION OF PAYMENTS

            Subject to the provisions of the Notes, any and all payments made by the Debtor to the Secured Party in respect of the Obligations from time to time and any and all moneys realized by the Secured Party whether hereunder or otherwise may be applied by the Secured Party to such part or parts of the Obligations as the Secured Party shall in its sole discretion determine. The Secured Party shall at all times and from time to time have the right to change any application so made.

12.8 NOTICE OF SECURITIES PURCHASE AGREEMENT AND NOTES

            This Agreement has been executed and delivered pursuant to the provisions of the Securities Purchase Agreement and the Notes, and notice of the terms and conditions of the Securities Purchase Agreement and the Notes, including, respectively, the covenants of the Debtor therein, is hereby acknowledged by the Debtor.

12.9 CERTAIN PERMITTED LIENS

            As long as no Event of Default or no event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing, the Collateral Agent, on its behalf and on behalf of the Holders, hereby agrees to subordinate its security interest hereunder, and under any other Security Document, to a Lien over cash collateral which is permitted pursuant to part (18) of the definition of "Permitted Lien" in the Notes with respect only to Indebtedness referred to in part (18) of the definition of 'Permitted Indebtedness" in the Notes, as soon as practicable after receipt from the Debtor of a request therefor together with an officer's certificate stating that the Lien to be granted meets the requirements hereof, together with such evidence supporting the officer's certificate as the Collateral Agent may reasonably require.

12.10 EXECUTION IN COUNTERPARTS

            This Agreement may be executed in counterparts and by each party hereto in separate documents, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

12.11 JURISDICTION; JURY TRIAL

            Each, party hereby irrevocably submits to the non-exclusive jurisdiction of the courts sitting in each of the Province of Ontario and the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.12 DELIVERY BY FACSIMILE

            Any delivery of an executed copy of this Agreement by way of facsimile shall constitute delivery hereof, provided that any party delivering by way of telecopier or facsimile shall, as soon as reasonably practicable, deliver the original executed copy to the other party.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     HIGHBRIDGE INTERNATIONAL LLC

                                     BY: HIGHBRIDGE CAPITAL
                                     MANAGEMENT, LLC

                                     By: /s/ Adam J. Chill
                                         -----------------------------
                                         Name: Adam J. Chill
                                         Title: Managing Director

                                     MITEL NETWORKS CORPORATION

                                     BY:
                                         -----------------------------
                                         Authorized Signing Officer

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     HIGHBRIDGE INTERNATIONAL LLC

                                     BY: HIGHBRIDGE CAPITAL
                                     MANAGEMENT, LLC

                                     By: _______________________________
                                         Name: Ari J. Storch
                                         Title: Managing Director

                                     MITEL NETWORKS CORPORATION

                                     BY: [ILLEGIBLE]
                                         -----------------------------
                                         Authorized Signing Officer

                                  SCHEDULE "A"

                             INTELLECTUAL PROPERTY

Debtor shall provide a correct and complete list post-closing pursuant to an undertaking in respect of certain transaction matters dated the date hereof.